Incorporated under the laws of Nevada

NUMBER

SHARES

CLEAN WIND ENERGY

500,000,000 Authorized Common Shares
$0.0001 Par Value NON-ASSESSABLE

CUSIP 18451J 104

This Certifies that ______________________________ is the registered holder of ______________________________ Shares

Clean Wind Energy Tower, Inc.

transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ______________ day of ______________ A.D. 20____

Secretary

Clean Wind Energy Tower, Inc.
Corporate Seal
Nevada

President

Countersignature: ______________________________
Columbia Stock Transfer Company, 601 Seltice Way Suite 202, Post Falls, ID 83854

For Value Received, ______ *hereby sell, assign and transfer unto* ____

____ *Shares*

represented by the within Certificate, and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer the said Stock on the books of the within named Corporation with full power of substitution in the premises.

Dated ______________________, 20____.

In presence of

______________________________ ______________________________

NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER